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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2003, with respect to the consolidated financial statements of AMIS Holdings, Inc., in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-103070) and related Prospectus of AMI Semiconductor, Inc. for the registration of $200,000,000 of 10 3/4% Senior Subordinated Notes Due 2013.

/s/ Ernst & Young LLP




Salt Lake City, Utah
June 23, 2003